Exhibit 5.1

SIDLEY AUSTIN LLP 1001 PAGE MILL ROAD BUILDING 1 PALO ALTO, CA 94304 +1 650 565 7000 +1 650 565 7100 FAX AMERICA ASIA PACIFIC EUROPE

August 3, 2023
Grove Collaborative Holdings, Inc.
1301 Sansome Street
San Francisco, California 94111

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the resale from time to time by the selling securityholder named in the prospectus contained in the Registration Statement and any supplement thereto or their permitted transferees of up to an aggregate of 714,285 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”). Each of the Shares was issued in connection with that certain Subscription Agreement, dated as of November 10, 2022, by and between the Company and HCI Grove LLC (the “Subscription Agreement”).
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined the Registration Statement, the Certificate of Incorporation of the Company, as amended, as in effect on the date hereof, filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”), the Bylaws of the Company as in effect on the date hereof (the “Bylaws”), the Subscription Agreement, and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Subscription Agreement and the issuance by the Company of the Shares. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Grove Collaborative Holdings, Inc.
August 3, 2023

statements and representations of public officials and officers and other representatives of the Company.
Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:
1.The Shares are validly issued, fully paid and non-assessable.
With respect to each instrument or agreement referred to in, or otherwise relevant to, the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.
This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP